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FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 17, 2002

HOUSEHOLD INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	1-8198 (Commission File Number)	36-3121988 (I.R.S. Employer Identification No.)

2700 Sanders Road
Prospect Heights, Illinois 60070
(Address of principal executive officers)

Registrant's telephone number, including area code: 847-564-5000

Item 5. Other Events

Press release pertaining to the financial results of Household International, Inc., for the first quarter ended March 31, 2002. Said release is filed as an exhibit hereto.

In connection with the release by Household International of this information, Household will broadcast its first quarter earnings teleconference call live over the Internet on its website at www.household.com. The call will begin at 9:00 am Central Daylight Time on April 17, 2002. A replay will also be available shortly after the end of the call.

 Item 7. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits. Press release titled "Household Reports Record First Quarter Net Income" dated April 17, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOUSEHOLD INTERNATIONAL, INC. (Registrant)

By: /s/ John W. Blenke
John W. Blenke Vice President and Assistant Secretary
Dated: April 17, 2002

EXHIBIT INDEX
Exhibit Number	Exhibit
99	Press release titled "Household Reports Record First Quarter Net Income" dated April 17, 2002
(A "courtesy copy" .pdf file of the above referenced document is also attached.)